UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2021

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472

(Address of principal executive offices)(Zip Code)

(617) 923-1400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2021, Selecta Biosciences, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with SVB Leerink LLC (“SVB Leerink”) to sell shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), from time to time, through an “at the market” equity offering program under which SVB Leerink will act as sales agent. The shares of Common Stock sold pursuant to the Sales Agreement will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-241692), filed on August 6, 2020 with the Securities and Exchange Commission and related prospectus supplement, with respect to up to $75.0 million in sales of Common Stock, filed on October 25, 2021 with the Securities and Exchange Commission.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, SVB Leerink may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. If expressly authorized by the Company, the SVB Leerink may also sell Common Stock in privately negotiated transactions. The Company will pay SVB Leerink a commission of up to 3.0% of the gross sales proceeds of any shares of Common Stock sold through SVB Leerink under the Sales Agreement, and also has provided SVB Leerink with customary indemnification rights. The offering of shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Covington & Burling LLP relating to the Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02	Termination of a Material Definitive Agreement.

On October 8, 2021, the Company delivered notice to Jefferies LLC that the Company was terminating its Open Market Sale Agreement (the “Sale Agreement”) with Jefferies LLC (“Jefferies”), with effect as of October 19, 2021. The Sale Agreement provided that the Company may sell Common Stock with aggregate gross sales proceeds of up to $50,000,000, from time to time, through an “at the market” equity offering program under which Jefferies acted as sales agent.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Sales Agreement, dated October 25, 2021, between Selecta Biosciences, Inc. and SVB Leerink LLC

5.1	Opinion of Covington & Burling LLP

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: October 25, 2021	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer